EXHIBIT 99.1

Encore Bancshares Reports Second Quarter 2011 Net Earnings of $2.1 Million or $0.13 Per Common Share

HOUSTON, July 29, 2011 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the second quarter of 2011.

Second Quarter Highlights

Earnings metrics improvement compared with second quarter 2010

  Revenue was $19.1 million, up 1.0%, and up 7.3% excluding one-time items in 2010
  Net interest margin (TE) expanded 62 basis points to 3.54%
  Wealth management revenue increased 11.7%
  Noninterest expense decreased 27.2%

Growth of Texas franchise compared with June 30, 2010

  Demand deposit growth of 29.6%
  Demand deposits were 22.7% of total deposits, up from 18.0%
  Commercial loan growth of 25.6%, total loan growth of 4.9%
  Assets under management grew 10.5% to $2.9 billion

Continued improvement in credit quality

  Net charge-offs declined to $1.8 million, compared with $16.5 million for the second quarter 2010
  Nonperforming assets decreased 69.5%, compared with June 30, 2010
  Allowance for loan losses of 1.97% of loans, or $19.1 million, as the provision exceeded net charge-offs

Capital ratios remain solid

  Estimated tier 1 capital ratio of 13.23%
  Tangible common equity ratio of 7.13%

"The positive financial results for the second quarter reflect a continued improvement in credit quality and modest growth in loan demand," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "We have demonstrated good progress in increasing revenue by growing loans and assets under management while leveraging our cost structure. While national economic issues provide some caution, the Houston economy continues to recover and our lending team and asset management team are focused on building our share of this attractive market."

Earnings

For the three months ended June 30, 2011, our net earnings were $2.1 million, compared with a net loss of $12.7 million for the same period of 2010. Earnings per diluted common share for the second quarter of 2011 were $0.13, compared with a loss per diluted common share of $1.16 for the same period of 2010, after deducting preferred dividends for each period.

For the six months ended June 30, 2011, our net earnings were $3.2 million, compared with a net loss of $14.9 million for the same period of 2010. Earnings per diluted common share for the first half were $0.18, compared with a loss per diluted common share of $1.46, after deducting preferred dividends for each period. Earnings for both periods of 2011 improved due to lower credit costs and reduced expenses related to the sale of our Florida operations, which was completed December 31, 2010.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the second quarter of 2011 was $11.8 million, an increase of $784,000, or 7.1% compared with the same period of 2010, reflecting an improved net interest margin. The net interest margin (TE) expanded 62 basis points to 3.54% during the same comparison period. The increase in margin was due primarily to an improved balance sheet mix, as temporary investments and higher costing deposits decreased after the sale of our Florida operations. In addition, the loan yield was higher during the second quarter of 2011 due to an interest recovery of $418,000. Excluding the interest recovery, the net interest margin was 3.41%. On a linked quarter basis (compared with the immediately preceding quarter), net interest income (TE) increased $635,000, or 5.7%, and the net interest margin increased by 17 basis points, resulting mainly from the aforementioned interest recovery and lower deposit cost.

Noninterest Income

Noninterest income was $7.3 million for the second quarter of 2011, a decrease of $613,000, or 7.7%, compared with the same period of 2010, which included a $1.1 million gain on sale of two Florida branches. Excluding the gain on sale, noninterest income increased 7.3%. Trust and investment management fees increased $535,000, or 11.7%, as assets under management grew 10.5% primarily due to the improvements in the equity markets.

Noninterest Expense

Noninterest expense was $14.1 million for the second quarter of 2011, a decrease of $5.3 million, compared with the same period of 2010. The decrease in noninterest expenses was due primarily to the sale of our Florida operations, which resulted in a significant reduction in credit related costs, including write downs of assets held for sale, and other operating expenses.

Segment Earnings

On a segment basis, our banking segment had net earnings of $929,000, compared with a net loss of $13.5 million in the same period of 2010. The second quarter of 2010 included significant credit related costs, which were primarily in Florida. Our wealth management group had net earnings of $1.1 million for the second quarter of 2011, a $349,000, or 49.7% increase, compared with the same period of 2010. The growth in earnings resulted mainly from a 10.5% increase in assets under management. Our insurance agency had earnings of $278,000, down $19,000, compared with the same period of 2010, due to higher expenses reflecting growth in the Ft. Worth office.

Loans

Period end loans, including loans held for sale, were $971.4 million at June 30, 2011, a decrease of $79.3 million, or 7.5%, compared with June 30, 2010. This decrease was due primarily to the sale of Florida loans as we exited the Florida market. Excluding Florida loans, total loans increased $43.6 million, or 4.9% and commercial loans in Texas grew $82.1 million, or 25.6%, in the same comparison period.

Deposits

Period end deposits were $1.0 billion at June 30, 2011, a decrease of $156.2 million, or 13.0%, compared with June 30, 2010. The decrease was mainly due to the sale of approximately $231.3 million in Florida deposits in 2010. Total Texas deposits increased 2.7% in the same comparison period. Texas noninterest-bearing deposits at June 30, 2011 were $236.9 million, an increase of $54.1 million, or 29.6%, and represented 22.7% of total deposits.

Credit Quality and Capital Ratios

The provision for loan losses was $1.9 million for the second quarter of 2011, compared with $18.0 million for the same period of 2010. The decline in the provision for loan losses reflected improving credit quality. Net charge-offs for the second quarter were $1.8 million, or 0.76% of average total loans on an annualized basis, compared with $16.5 million, or 6.23% of average total loans on an annualized basis for the same period of 2010. Commercial loan charge-offs were $1.0 million for the second quarter of 2011, compared with $13.6 million in the same period of 2010.  The commercial charge-offs in the second quarter of 2010 were primarily in our Florida loan portfolio. The allowance for loan losses was $19.1 million, or 1.97% of loans, excluding loans held for sale, at June 30, 2011, compared with $26.7 million, or 2.74% of loans, excluding loans held for sale, at June 30, 2010.

At June 30, 2011, nonperforming assets were $23.8 million compared with $35.0 million at March 31, 2011 and $77.8 million at June 30, 2010. Of the nonperforming assets at June 30, 2011, $11.9 million were in Florida. Nonperforming loans were $16.6 million at June 30, 2011, compared with $27.7 million at March 31, 2011, a decrease of $11.2 million, or 40.3%. The decrease in nonperforming loans was due primarily to a combination of the resolution of a $6.6 million lending relationship in Texas and a $1.1 million commercial real estate loan in Florida. We also sold 3 nonperforming Florida commercial real estate loans totaling $3.5 million.

Investment in real estate was $7.2 million at June 30, 2011, compared with $7.3 million at March 31, 2011, a decrease of $111,000, or 1.5%. Restructured loans still accruing were $1.5 million at June 30, 2011, compared with $1.8 million at March 31, 2011. The decrease was due mainly to two residential loans in Houston.

As of June 30, 2011, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 13.23%, 14.49%, and 9.67%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per common share and tangible book value per common share were $12.17 and $8.72 at June 30, 2011, compared with $11.97 and $8.48 at March 31, 2011.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, July 29, 2011, at 10:30 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, August 1, 2011.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area. Headquartered in Houston and with $1.5 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; our ability to fully realize our net deferred tax asset; our ability to raise capital when needed; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2010 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three		As of and for the Six
	Months Ended June 30,		Months Ended June 30,
	2011	2010	2011	2010

Operations Statement Data:
Interest income	$ 16,383	$ 17,201	$ 32,222	$ 35,156
Interest expense	4,648	6,262	9,392	12,727
Net interest income	11,735	10,939	22,830	22,429
Provision for loan losses	1,919	18,013	4,089	22,973
Net interest income after provision for loan losses	9,816	(7,074)	18,741	(544)
Noninterest income	7,334	7,947	14,400	14,856
Noninterest expense	14,112	19,395	28,467	37,659
Net earnings (loss) before income taxes	3,038	(18,522)	4,674	(23,347)
Income tax expense (benefit)	973	(5,869)	1,457	(8,443)
Net earnings (loss)	$ 2,065	$ (12,653)	$ 3,217	$ (14,904)

Earnings (loss) available to common shareholders	$ 1,507	$ (13,209)	$ 2,101	$ (16,016)

Common Share Data:
Basic earnings (loss) per share (1)	$ 0.13	$ (1.16)	$ 0.18	$ (1.46)
Diluted earnings (loss) per share (1)	0.13	(1.16)	0.18	(1.46)
Book value per share	12.17	13.06	12.17	13.06
Tangible book value per share (2)	8.72	9.47	8.72	9.47

Average common shares outstanding	11,582	11,375	11,537	10,969
Diluted average common shares outstanding	11,628	11,375	11,602	10,969
Common shares outstanding at end of period	11,663	11,380	11,663	11,380

Selected Performance Ratios:
Return on average assets	0.57%	(3.13)%	0.45%	(1.85)%
Return on average common equity (1)	4.33%	(32.89)%	3.06%	(20.24)%
Return on average tangible common equity (1)(2)	6.09%	(44.09)%	4.32%	(27.24)%
Taxable-equivalent net interest margin (2)	3.54%	2.92%	3.46%	3.01%
Efficiency ratio	70.78%	93.16%	74.31%	89.05%
Noninterest income to total revenue	38.46%	42.08%	38.68%	39.84%

(1) Using earnings (loss) available to common shareholders.
(2) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010

ASSETS
Cash and due from banks	$ 13,025	$ 18,477	$ 13,523	$ 16,825	$ 14,718
Interest-bearing deposits in banks	91,790	49,109	49,478	231,866	314,624
Federal funds sold and other	904	856	1,098	993	902
Cash and cash equivalents	105,719	68,442	64,099	249,684	330,244
Securities available-for-sale, at estimated fair value	183,058	241,370	251,784	198,530	72,153
Securities held-to-maturity, at amortized cost	104,565	101,235	107,618	55,436	68,628
Loans held-for-sale, at lower of cost or fair value	863	2,913	10,915	111,505	77,914
Loans receivable	970,566	936,036	920,457	924,589	972,765
Allowance for loan losses	(19,110)	(19,008)	(18,639)	(20,967)	(26,675)
Net loans receivable	951,456	917,028	901,818	903,622	946,090
Federal Home Loan Bank of Dallas stock, at cost	9,810	10,206	9,610	9,602	9,593
Investment in real estate	7,200	7,311	9,298	10,852	13,602
Premises and equipment, net	6,545	6,757	7,023	7,284	7,567
Cash surrender value of life insurance policies	16,217	16,078	15,935	15,786	15,637
Goodwill	35,799	35,799	35,799	35,799	35,799
Other intangible assets, net	4,434	4,575	4,716	4,876	5,034
Other assets	40,829	46,467	47,882	44,430	40,085
Other assets held-for-sale	--	--	--	3,256	3,269
	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 236,873	$ 219,629	$ 219,756	$ 205,927	$ 182,729
Interest-bearing	806,627	821,163	830,688	838,125	832,876
Deposits held-for-sale	--	--	--	187,433	184,106
Total deposits	1,043,500	1,040,792	1,050,444	1,231,485	1,199,711
Borrowings and repurchase agreements	222,879	221,582	219,777	220,818	219,602
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Other liabilities	7,783	7,274	9,016	8,028	7,804
Other liabilities held-for-sale	--	--	--	6	6
Total liabilities	1,294,781	1,290,267	1,299,856	1,480,956	1,447,742

Commitments and contingencies
Shareholders' equity:
Preferred stock	29,766	29,633	29,500	29,368	29,238
Common stock	11,733	11,603	11,479	11,421	11,416
Additional paid-in capital	123,771	123,329	122,678	121,939	121,533
Retained earnings	6,742	5,235	4,641	6,098	15,079
Common stock in treasury, at cost	(735)	(497)	(455)	(389)	(346)
Accumulated other comprehensive income (loss)	437	(1,389)	(1,202)	1,269	953
Shareholders' equity	171,714	167,914	166,641	169,706	177,873
	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615

Ratios and Common Share Data:
Leverage ratio (1)	9.67%	9.29%	8.10%	9.18%	9.93%
Tier 1 risk-based capital ratio (1)	13.23%	13.05%	12.83%	13.53%	14.59%
Total risk-based capital ratio (1)	14.49%	14.31%	14.09%	14.79%	15.86%
Book value per share	$ 12.17	$ 11.97	$ 12.00	$ 12.33	$ 13.06
Tangible book value per share (2)	8.72	8.48	8.45	8.76	9.47
Tangible common equity to tangible assets (2)	7.13%	6.91%	6.78%	6.19%	6.80%

(1) Estimated at June 30, 2011.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Interest income:
Loans, including fees	$ 14,254	$ 13,442	$ 14,646	$ 15,408	$ 15,441	$ 27,696	$ 31,135
Securities	2,025	2,305	1,872	1,276	1,526	4,330	3,572
Federal funds sold and other	104	92	207	238	234	196	449
Total interest income	16,383	15,839	16,725	16,922	17,201	32,222	35,156
Interest expense:
Deposits	2,234	2,340	2,562	2,827	2,962	4,574	6,004
Deposits held-for-sale	--	--	636	698	863	--	1,873
Borrowings and repurchase agreements	2,117	2,106	2,128	2,127	2,139	4,223	4,255
Junior subordinated debentures	297	298	298	301	298	595	595
Total interest expense	4,648	4,744	5,624	5,953	6,262	9,392	12,727
Net interest income	11,735	11,095	11,101	10,969	10,939	22,830	22,429
Provision for loan losses	1,919	2,170	2,597	9,599	18,013	4,089	22,973
Net interest income after provision for loan losses	9,816	8,925	8,504	1,370	(7,074)	18,741	(544)
Noninterest income:
Trust and investment management fees	5,126	5,072	5,122	4,639	4,591	10,198	9,209
Mortgage banking	97	140	501	150	78	237	114
Insurance commissions and fees	1,587	1,440	1,120	1,524	1,488	3,027	3,127
Net gain (loss) on sale of available-for-sale securities	(64)	(31)	38	261	120	(95)	219
Gain on sale of branches	--	--	2,567	--	1,115	--	1,115
Other	588	445	511	454	555	1,033	1,072
Total noninterest income	7,334	7,066	9,859	7,028	7,947	14,400	14,856
Noninterest expense:
Compensation	8,414	8,706	8,469	8,503	8,638	17,120	17,189
Occupancy	1,128	1,287	1,339	1,395	1,454	2,415	2,932
Equipment	268	241	261	274	330	509	693
Advertising and promotion	156	156	137	146	153	312	334
Outside data processing	793	783	910	874	897	1,576	1,767
Professional fees	905	1,134	1,165	1,325	1,435	2,039	2,356
Intangible amortization	143	140	160	158	159	283	317
FDIC assessment	472	798	790	1,532	703	1,270	1,358
Foreclosed real estate expenses, net	666	83	119	4,458	1,402	749	2,526
Write down of assets held-for-sale	427	21	5,744	1,012	2,793	448	5,328
Other	740	1,006	1,119	1,051	1,431	1,746	2,859
Total noninterest expense	14,112	14,355	20,213	20,728	19,395	28,467	37,659
Net earnings (loss) before income taxes	3,038	1,636	(1,850)	(12,330)	(18,522)	4,674	(23,347)
Income tax expense (benefit)	973	484	(950)	(3,904)	(5,869)	1,457	(8,443)
Net earnings (loss)	$ 2,065	$ 1,152	$ (900)	$ (8,426)	$ (12,653)	$ 3,217	$ (14,904)
Earnings (loss) available to common shareholders	$ 1,507	$ 594	$ (1,457)	$ (8,981)	$ (13,209)	$ 2,101	$ (16,016)
Earnings (loss) per common share:
Basic	$ 0.13	$ 0.05	$ (0.13)	$ (0.79)	$ (1.16)	$ 0.18	$ (1.46)
Diluted	0.13	0.05	(0.13)	(0.79)	(1.16)	0.18	(1.46)
Average common shares outstanding	11,582	11,491	11,391	11,380	11,375	11,537	10,969
Diluted average common shares outstanding	11,628	11,575	11,391	11,380	11,375	11,602	10,969

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010

Assets:
Interest-earning assets:
Loans	$ 955,019	$ 933,361	$ 1,004,472	$ 1,056,657	$ 1,059,695
Securities	315,681	354,250	292,241	209,365	186,777
Federal funds sold and other	71,909	60,084	243,304	290,541	275,148
Total interest-earning assets	1,342,609	1,347,695	1,540,017	1,556,563	1,521,620
Less: Allowance for loan losses	(19,219)	(18,604)	(20,433)	(27,144)	(24,796)
Noninterest-earning assets	127,583	131,183	131,861	128,197	122,236
Noninterest-earning assets held-for-sale	--	--	4,403	4,196	4,481
Total assets	$ 1,450,973	$ 1,460,274	$ 1,655,848	$ 1,661,812	$ 1,623,541

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 163,926	$ 162,577	$ 148,875	$ 139,820	$ 145,856
Money market and savings	269,422	287,029	298,725	279,084	238,000
Time deposits	379,721	379,142	386,634	410,318	415,615
Interest-bearing deposits held-for-sale	--	--	167,869	171,805	201,919
Total interest-bearing deposits	813,069	828,748	1,002,103	1,001,027	1,001,390
Borrowings and repurchase agreements	223,145	224,792	220,042	220,068	218,794
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,056,833	1,074,159	1,242,764	1,241,714	1,240,803
Noninterest-bearing liabilities:
Noninterest-bearing deposits	217,624	210,885	220,169	220,166	168,021
Noninterest-bearing deposits held-for-sale	--	--	14,767	14,983	17,830
Other liabilities	7,225	8,344	8,019	7,132	6,384
Other liabilities held-for-sale	--	--	197	216	253
Total liabilities	1,281,682	1,293,388	1,485,916	1,484,211	1,433,291
Shareholders' equity	169,291	166,886	169,932	177,601	190,250
Total liabilities and shareholders' equity	$ 1,450,973	$ 1,460,274	$ 1,655,848	$ 1,661,812	$ 1,623,541

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Loan Portfolio:	2011	2011	2010	2010	2010
Commercial:
Commercial	$ 194,260	$ 164,053	$ 147,090	$ 138,594	$ 131,712
Commercial real estate	167,973	168,893	166,043	154,476	189,471
Real estate construction	54,769	52,106	46,326	54,140	55,332
Total commercial	417,002	385,052	359,459	347,210	376,515
Consumer:
Residential real estate first lien	205,171	205,012	205,531	207,386	215,911
Residential real estate second lien	262,958	263,286	269,727	280,245	290,934
Home equity lines	58,553	59,832	60,609	63,983	66,311
Consumer other	26,882	22,854	25,131	25,765	23,094
Total consumer	553,564	550,984	560,998	577,379	596,250
Loans receivable	970,566	936,036	920,457	924,589	972,765
Loans held-for-sale	863	2,913	10,915	111,505	77,914
Total loans	$ 971,429	$ 938,949	$ 931,372	$ 1,036,094	$ 1,050,679

Asset Quality:
Nonaccrual loans - Texas (1)	$ 7,655	$ 14,557	$ 15,167	$ 17,445	$ 22,441
Nonaccrual loans - Florida (1)	8,897	13,169	11,310	34,251	41,773
Total nonaccrual loans (1)	16,552	27,726	26,477	51,696	64,214
Investment in real estate - Texas	4,155	4,226	4,783	5,762	6,194
Investment in real estate - Florida	3,045	3,085	4,515	5,090	7,408
Total investment in real estate	7,200	7,311	9,298	10,852	13,602
Total nonperforming assets	$ 23,752	$ 35,037	$ 35,775	$ 62,548	$ 77,816
Accruing loans past due 90 days or more	$ --	$ --	$ 313	$ --	$ --
Restructured loans still accruing	$ 1,522	$ 1,755	$ 804	$ 2,570	$ 1,072

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate	2.43%	3.70%	3.80%	5.97%	7.31%
Net charge-offs to average total loans	0.76%	0.78%	1.95%	5.75%	6.23%
Allowance for loan losses to period end loans (excluding loans held-for-sale)	1.97%	2.03%	2.02%	2.27%	2.74%
Allowance for loan losses to nonperforming loans (excluding loans held-for-sale)	115.45%	74.72%	94.11%	88.89%	45.47%

Deposits:
Noninterest-bearing deposits	$ 236,873	$ 219,629	$ 219,756	$ 205,927	$ 182,729
Interest checking	179,292	155,262	173,839	145,257	152,041
Money market and savings	252,100	285,612	278,507	293,381	259,189
Time deposits less than $100	112,975	114,819	117,974	124,132	132,514
Core deposits	781,240	775,322	790,076	768,697	726,473
Time deposits $100 and greater	236,653	239,936	239,129	251,271	265,076
Brokered deposits	25,607	25,534	21,239	24,084	24,056
Deposits held-for-sale	--	--	--	187,433	184,106
Total deposits	$ 1,043,500	$ 1,040,792	$ 1,050,444	$ 1,231,485	$ 1,199,711
Assets Under Management	$ 2,863,293	$ 2,855,544	$ 2,857,390	$ 2,732,757	$ 2,592,186

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010

Allowance for loan losses at beginning of quarter	$ 19,008	$ 18,639	$ 20,967	$ 26,675	$ 25,132

Charge-offs:
Commercial:
Commercial	(112)	(196)	(21)	(160)	(402)
Commercial real estate	(752)	(465)	(14)	(10,049)	(10,118)
Real estate construction	(137)	(4)	(2,329)	(3,407)	(3,101)
Total commercial	(1,001)	(665)	(2,364)	(13,616)	(13,621)

Consumer:
Residential real estate first lien	(305)	(222)	(1,261)	(503)	(1,707)
Residential real estate second lien	(513)	(1,059)	(1,106)	(879)	(1,301)
Home equity lines	(360)	(296)	(430)	(664)	(237)
Consumer other	(67)	(36)	(9)	(73)	(248)
Total consumer	(1,245)	(1,613)	(2,806)	(2,119)	(3,493)

Total charge-offs	(2,246)	(2,278)	(5,170)	(15,735)	(17,114)

Recoveries:
Commercial:
Commercial	10	3	52	157	543
Commercial real estate	141	12	--	--	17
Real estate construction	18	131	54	1	3
Total commercial	169	146	106	158	563

Consumer:
Residential real estate first lien	41	223	--	161	9
Residential real estate second lien	123	71	31	36	27
Home equity lines	23	19	80	11	11
Consumer other	73	18	28	62	34
Total consumer	260	331	139	270	81

Total recoveries	429	477	245	428	644

Net charge-offs	(1,817)	(1,801)	(4,925)	(15,307)	(16,470)

Provision for loan losses	1,919	2,170	2,597	9,599	18,013

Allowance for loan losses at end of quarter	$ 19,110	$ 19,008	$ 18,639	$ 20,967	$ 26,675

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended					As of and for the Six
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,	Months Ended June 30,
	2011	2011	2010	2010	2010	2011	2010
Banking
Net interest income	$ 12,014	$ 11,367	$ 11,361	$ 11,231	$ 11,191	$ 23,381	$ 22,933
Provision for loan losses	1,919	2,170	2,597	9,599	18,013	4,089	22,973
Noninterest income	535	529	3,602	857	1,800	1,064	2,447
Noninterest expense	9,348	9,563	15,476	16,133	14,747	18,911	28,422
Earnings (loss) before income taxes	1,282	163	(3,110)	(13,644)	(19,769)	1,445	(26,015)
Income tax expense (benefit)	353	(34)	(1,309)	(4,370)	(6,311)	319	(9,387)
Net earnings (loss)	$ 929	$ 197	$ (1,801)	$ (9,274)	$ (13,458)	$ 1,126	$ (16,628)
Total assets at period end	$ 1,469,429	$ 1,467,887	$ 1,473,837	$ 1,650,297	$ 1,628,706	$ 1,469,429	$ 1,628,706

Wealth Management
Net interest income	$ 16	$ 24	$ 34	$ 34	$ 41	$ 40	$ 81
Noninterest income	5,132	5,089	5,130	4,638	4,593	10,221	9,211
Noninterest expense	3,523	3,643	3,612	3,442	3,547	7,166	7,109
Earnings before income taxes	1,625	1,470	1,552	1,230	1,087	3,095	2,183
Income tax expense	574	516	475	438	385	1,090	773
Net earnings	$ 1,051	$ 954	$ 1,077	$ 792	$ 702	$ 2,005	$ 1,410
Total assets at period end	$ 56,105	$ 64,157	$ 63,254	$ 63,933	$ 62,518	$ 56,105	$ 62,518

Insurance
Net interest income	$ 2	$ 2	$ 4	$ 5	$ 5	$ 4	$ 10
Noninterest income	1,667	1,448	1,127	1,533	1,554	3,115	3,198
Noninterest expense	1,241	1,149	1,125	1,153	1,101	2,390	2,128
Earnings before income taxes	428	301	6	385	458	729	1,080
Income tax expense (benefit)	150	106	(12)	134	161	256	379
Net earnings	$ 278	$ 195	$ 18	$ 251	$ 297	$ 473	$ 701
Total assets at period end	$ 7,370	$ 6,827	$ 9,095	$ 9,063	$ 8,714	$ 7,370	$ 8,714

Other
Net interest expense	$ (297)	$ (298)	$ (298)	$ (301)	$ (298)	$ (595)	$ (595)
Loss before income taxes	(297)	(298)	(298)	(301)	(298)	(595)	(595)
Income tax benefit	(104)	(104)	(104)	(106)	(104)	(208)	(208)
Net loss	$ (193)	$ (194)	$ (194)	$ (195)	$ (194)	$ (387)	$ (387)
Total assets at period end	$ (66,409)	$ (80,690)	$ (79,689)	$ (72,631)	$ (74,323)	$ (66,409)	$ (74,323)

Consolidated
Net interest income	$ 11,735	$ 11,095	$ 11,101	$ 10,969	$ 10,939	$ 22,830	$ 22,429
Provision for loan losses	1,919	2,170	2,597	9,599	18,013	4,089	22,973
Noninterest income	7,334	7,066	9,859	7,028	7,947	14,400	14,856
Noninterest expense	14,112	14,355	20,213	20,728	19,395	28,467	37,659
Earnings (loss) before income taxes	3,038	1,636	(1,850)	(12,330)	(18,522)	4,674	(23,347)
Income tax expense (benefit)	973	484	(950)	(3,904)	(5,869)	1,457	(8,443)
Net earnings (loss)	$ 2,065	$ 1,152	$ (900)	$ (8,426)	$ (12,653)	$ 3,217	$ (14,904)
Total assets at period end	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615	$ 1,466,495	$ 1,625,615

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended June 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 955,019	$ 14,304	6.01%	$ 1,059,695	$ 15,505	5.87%
Securities - TE yield	315,681	2,087	2.65%	186,777	1,586	3.41%
Federal funds sold and other	71,909	104	0.58%	275,148	234	0.34%
Total interest-earning assets - TE yield	1,342,609	16,495	4.93%	1,521,620	17,325	4.57%
Less: Allowance for loan losses	(19,219)			(24,796)
Noninterest-earning assets	127,583			122,236
Noninterest-earning assets held-for-sale	--			4,481
Total assets	$ 1,450,973			$ 1,623,541

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 163,926	81	0.20%	$ 145,856	$ 113	0.31%
Money market and savings	269,422	274	0.41%	238,000	447	0.75%
Time deposits	379,721	1,879	1.98%	415,615	2,402	2.32%
Interest-bearing deposits held-for-sale	--	--		201,919	863	1.71%
Total interest-bearing deposits	813,069	2,234	1.10%	1,001,390	3,825	1.53%
Borrowings and repurchase agreements	223,145	2,117	3.81%	218,794	2,139	3.92%
Junior subordinated debentures	20,619	297	5.78%	20,619	298	5.80%
Total interest-bearing liabilities	1,056,833	4,648	1.76%	1,240,803	6,262	2.02%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	217,624			168,021
Noninterest-bearing deposits held-for-sale	--			17,830
Other liabilities	7,225			6,384
Other liabilities held-for-sale	--			253
Total liabilities	1,281,682			1,433,291
Shareholders' equity	169,291			190,250
Total liabilities and shareholders' equity	$ 1,450,973			$ 1,623,541

Net interest income - TE		$ 11,847			$ 11,063

Net interest spread - TE			3.17%			2.55%
Net interest margin - TE			3.54%			2.92%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Six Months Ended June 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 944,250	$ 27,799	5.94%	$ 1,062,022	$ 31,265	5.94%
Securities - TE yield	334,859	4,456	2.68%	208,463	3,692	3.57%
Federal funds sold and other	66,029	196	0.60%	247,736	449	0.37%
Total interest-earning assets - TE yield	1,345,138	32,451	4.86%	1,518,221	35,406	4.70%
Less: Allowance for loan losses	(18,913)			(25,729)
Noninterest-earning assets	129,373			124,249
Noninterest-earning assets held-for-sale	--			5,921
Total assets	$ 1,455,598			$ 1,622,662

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 163,255	$ 172	0.21%	$ 149,420	$ 235	0.32%
Money market and savings	278,177	583	0.42%	239,140	953	0.80%
Time deposits	379,433	3,819	2.03%	408,075	4,816	2.38%
Interest-bearing deposits held-for-sale	--	--		210,814	1,873	1.79%
Total interest-bearing deposits	820,865	4,574	1.12%	1,007,449	7,877	1.58%
Borrowings and repurchase agreements	223,964	4,223	3.80%	219,771	4,255	3.90%
Junior subordinated debentures	20,619	595	5.82%	20,619	595	5.82%
Total interest-bearing liabilities	1,065,448	9,392	1.78%	1,247,839	12,727	2.06%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	214,273			157,459
Noninterest-bearing deposits held-for-sale	--			17,523
Other liabilities	7,782			10,873
Other liabilities held-for-sale	--			278
Total liabilities	1,287,503			1,433,972
Shareholders' equity	168,095			188,690
Total liabilities and shareholders' equity	$ 1,455,598			$ 1,622,662

Net interest income - TE		$ 23,059			$ 22,679

Net interest spread - TE			3.08%			2.64%
Net interest margin - TE			3.46%			3.01%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010

Shareholders' equity (GAAP)	$ 171,714	$ 167,914	$ 166,641	$ 169,706	$ 177,873
Less: Preferred stock	29,766	29,633	29,500	29,368	29,238
Goodwill and other intangible assets, net	40,233	40,374	40,515	40,675	40,833
Tangible common equity (1)	$ 101,715	$ 97,907	$ 96,626	$ 99,663	$ 107,802

Total assets (GAAP)	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615
Less: Goodwill and other intangible assets, net	40,233	40,374	40,515	40,675	40,833
Tangible assets	$ 1,426,262	$ 1,417,807	$ 1,425,982	$ 1,609,987	$ 1,584,782

Common shares outstanding at end of period	11,663	11,552	11,431	11,380	11,380

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010		2011	2010
Net interest income (GAAP)	$ 11,735	$ 10,939		$ 22,830	$ 22,429
Taxable-equivalent adjustment (1)	112	124		229	250
Net interest income on a taxable-equivalent basis	$ 11,847	$ 11,063		$ 23,059	$ 22,679

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.
CONTACT: L. Anderson Creel
         Chief Financial Officer
         713.787.3138

         James S. D'Agostino, Jr.
         Chairman and CEO
         713.787.3103